UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 12, 2009
PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16463 (Commission File Number)	13-4004153 (I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri (Address of principal executive offices)	63101-1826 (Zip Code)
Registrant’s telephone number, including area code ccodecode (314) 342-3400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Definitive Material Agreement.
Peabody Energy Corporation (“Peabody”) has an accounts receivable securitization program through its wholly owned, bankruptcy remote subsidiary, P&L Receivables Company, LLC (“Seller”). Under the program, Peabody contributes undivided interests in a pool of eligible trade receivables to the Seller, which then sells, without recourse, to Market Street Funding LLC, a multi-seller, asset-backed commercial paper conduit (“Conduit”). Purchases by the Conduit are financed with the sale of highly rated commercial paper.
On May 12, 2009, the program was amended to extend its regularly scheduled expiration date by three years to May 12, 2012, to modify the applicable interest rates and to make certain other changes. The foregoing description is only a summary of certain provisions of the amendment, and is qualified in its entirety by reference to the amendment itself, which is filed as Exhibit 10.1 hereto and which is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Seventh Amendment to Amended and Restated Receivables Purchase Agreement, dated as of May 12, 2009, by and among P&L Receivables Company, LLC, Peabody Energy Corporation, the various Sub-Servicers listed on the signature pages thereto, Market Street Funding LLC (as successor to Market Street Funding Corporation), as Issuer, all LC Participants listed on the signature pages thereto, and PNC Bank, National Association, as Administrator and as LC Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
May 18, 2009	By:	/s/ Kenneth L. Wagner
		Name:	Kenneth L. Wagner
		Title:	Vice President, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Seventh Amendment to Amended and Restated Receivables Purchase Agreement, dated as of May 12, 2009, by and among P&L Receivables Company, LLC, Peabody Energy Corporation, the various Sub-Servicers listed on the signature pages thereto, Market Street Funding LLC (as successor to Market Street Funding Corporation), as Issuer, all LC Participants listed on the signature pages thereto, and PNC Bank, National Association, as Administrator and as LC Bank.

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